Exhibit 10.2

FOURTH AMENDMENT TO
VOTING AGREEMENT

This Fourth Amendment to Voting Agreement (this “Amendment”) is effective as of August 9, 2018 by and between Perceptron, Inc., a Michigan corporation (the Company”) and Moab Partners, L.P. and Moab Capital Partners, LLC (collectively, the “Holders”). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Holders are parties to that certain Voting Agreement dated as of August 9, 2016, as amended by the First Amendment to Voting Agreement dated as of November 17, 2016, the Second Amendment to Voting Agreement dated as of May 31, 2017 and the Third Amendment to Voting Agreement dated as of December 18, 2017 (the “Agreement”);

WHEREAS, the term of the Agreement is tied to the term of a certain Standstill Agreement dated as of August 9, 2016, as amended by the First Amendment to Standstill Agreement dated as of November 17, 2016, the Second Amendment to Standstill Agreement dated as of May 31, 2017 and the Third Amendment to Standstill Agreement dated as of December 18, 2017 (the “Standstill Agreement”) and whereas the Standstill Agreement is being extended pursuant to a Fourth Amendment to Standstill Agreement and therefore the term of the Agreement is being extended for a co-terminus period; and

WHEREAS, the parties wish to further amend the Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.            Section 8 of the Agreement shall be amended and restated to read as follows:

8. Termination. This Agreement is effective as of the date hereof and shall remain in full force and effect until the termination of the Standstill Agreement, as amended by the Fourth Amendment to Standstill Agreement (the “Covered Period”).

2.            If there is any inconsistency or ambiguity between this Amendment and the Agreement, this Amendment shall control in all respects.

3.            Except as is specifically set forth in this Amendment, the remaining provisions of the Agreement are not otherwise modified or amended, and all such provisions of the Agreement shall remain in full force and effect.

4.            This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, and each of which, when so executed, shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Perceptron, Inc.

By:	/s David L. Watza
Name: David L. Watza
Title: President and Chief Executive Officer

MOAB PARTNERS, L.P.

By:	/s/ Michael Rothenberg
Name: Michael Rothenberg
Title: General Partner of Moab GP LLC the
General Partner of Moab Partners, LP

MOAB CAPITAL PARTNERS, LLC

By:	/s/ Michael Rothenberg
Name: Michael Rothenberg
Title: President

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